  Exhibit 99.1

SharpSpring Appoints Executive Daniel Allen to its Board of Directors Following $8 Million Convertible Notes Offering

GAINESVILLE, FL – April 5, 2018 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, has appointed Daniel Allen to its board of directors, effective immediately. Allen, who is the founder of Corona Park Investment Partners, which recently led SharpSpring’s $8 million convertible notes offering.

Allen brings significant investment, financial, and operational experience to SharpSpring’s board. He currently serves as CEO of Evercel (OTC: EVRC), the parent company of Printronix, a global leader in industrial printing solutions where Allen serves as the Chairman. Prior to founding Corona Park Investment Partners, Allen spent nearly a decade at Bain Capital where he led more than a dozen investments in venture and late-stage technology companies. Prior to his time at Bain Capital, Allen was on the founding team at Fandango. Earlier in his career, Allen also served as a strategy consultant at McKinsey and Company, and worked at ABCNews in Moscow, London, Hong Kong and New York City.

Allen received an M.B.A. from Harvard Business School and an A.B. in Economics from Harvard College.

“The addition of Dan to the board, especially during a time of such rapid growth for our company, is yet another positive indicator for SharpSpring’s future,” said company Chairman Steve Huey. “Dan not only has a wealth of financial and capital markets experience, but he also brings to our organization a deep insight into software companies and SaaS business models. We look forward to his contributions and guidance as we continue to expand SharpSpring’s footprint in the marketing automation space.”

Additionally, due to other increased professional obligations, SharpSpring Directors Roy W. Olivier and John (Rens) Troost have both informed the company that they will not to stand for re-election for the coming year. Following the company’s annual general meeting in May, SharpSpring’s board will be comprised of five directors, including Allen.

“On behalf of our board, I would like to thank Roy and Rens for their service and direction, which has been instrumental in bringing us to this pivotal point in our development,” commented Huey. “I wish them continued success as they devote their full-time attention on their respective day-to-day business endeavors.”

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:
Edward Lawton
Chief Financial Officer
617-500-0122
IR@sharpspring.com

Investor Relations:
Liolios Group, Inc.
Matt Glover or Tom Colton
949-574-3860
SHSP@liolios.com